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                                                                     EXHIBIT 3.9

                                                                        PAGE 1

                                    DELAWARE

                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "BROOKS PHARMACY, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2001, AT 9 O'CLOCK A.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-SEVENTH DAY OF MAY, A.D. 2003, AT 4:38 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

[SEAL]

3468087 8100H                        /s/ Harriet Smith Windsor
                                     -----------------------------------------
040547027                            Harriet Smith Windsor, Secretary of State
                                      AUTHENTICATION: 3256522

                                                DATE: 07-27-04

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                          CERTIFICATE OF INCORPORATION
                                       OF
                              BROOKS PHARMACY, INC.

FIRST: The name of the Corporation is Brooks Pharmacy, Inc.

SECOND: The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent at such address is Corporation Service Company.

THIRD: The nature of the business and purposes to be conducted or promoted by the Corporation are as follows:

To own and operate pharmacies and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, whether or not related to the foregoing, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under such Law.

FOURTH: The total number of shares of capital stock which the Corporation has authority to issue is 3,000 shares of Common Stock with $0.01 par value per share.

FIFTH: The name and mailing address of the sole incorporator are as follows:

NAME                                            MAILING ADDRESS

Julianne M. Ells                                Sullivan & Worcester LLP
                                                One Post Office Square
                                                Boston, Massachusetts 02109

SIXTH: In furtherance and not in limitation of powers conferred by statute, it is further provided:

   (a) Election of directors need not be by written ballot unless so provided in the By-Laws of the Corporation.

   (b) The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

SEVENTH: The Corporation shall have and may exercise, to the fullest extent permitted by Delaware law, and as provided in the By-laws as in effect from time to time, the power to indemnify its officers, directors, employees and agents, and persons acting at the request of the Corporation as directors, officers, partners, members, trustees, employees or agents of other entities, whether corporations, partnerships, joint ventures, limited liability companies, trusts or other enterprises, or non-profit entities.

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/28/2001
                                                          010674157 - 3468087

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EIGHTH: No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the state of Delaware as in effect when such breach occurred. Neither the amendment nor repeal of this Article EIGHTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH shall reduce, eliminate or adversely affect the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to the effectiveness of such amendment, repeal or adoption.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto set my hand on December 28, 2001.

                                                    /s/ Julianne M. Ells
                                                    --------------------
                                                    Julianne M. Ells
                                                    Sole Incorporator

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